EXHIBIT 99.1

Educacion Significativa, LLC

dba United States University

Financial Statements

Years Ended December 31, 2016 and 2015

Educacion Significativa, LLC

Dba United States University

Contents

Independent Auditors’ Report	1

Financial Statements

Balance sheets	3

Statements of operations	4

Statements of changes in members’ equity	5

Statements of cash flows	6

Notes to financial statements	7

Supplementary Information	15

Independent Auditors’ Report on Internal Control Over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards	17

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Educacion Significativa, LLC

dba United States University

San Diego, California

We have audited the accompanying financial statements of Educacion Significativa, LLC dba United States University (a Limited Liability Company), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with principles generally accepted in the United States of America: this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatements, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion the 2016 and 2015 financial statements referred to above present fairly, in all material respects, the financial position of Educacion Significativa, LLC dba United States University as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information on pages 20 and 21 on Educacion Significativa, LLC dba United States University calculation of its Title IV 90/10 revenue test and on related party transactions are required by the U.S. Department of Education and are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The Information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Report on Other Legal and Regulatory Requirements

In accordance with Government Auditing Standards, we have also issued our report dated May 30, 2017, on our consideration of Educacion Significativa, LLC dba United States University’s internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts, grants and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be considered is assessing the results of our audits.

May 30, 2017

Educacion Significativa, LLC

dba United States University

Balance Sheets

December 31, 2016 and 2015

	2016	2015
Assets
Current Assets
Cash	$92,456	$142,097
Accounts receivable, less allowance for doubtful accounts of $1,892,461 in 2016 and $1,464,506 in 2015	444,020	772,088
Subscriptions receivable	2,400,000	3,000,000
Prepaid expenses	122,868	200,344
Total current assets	3,059,344	4,114,529
Property and Equipment Net	200,579	303,351
Other Assets
Security deposits	-	88,230
Intangibles, net	4,505,334	4,505,334
Total other assets	4,505,334	4,593,564
Total assets	$7,765,257	$9,011,444

Liabilities and Members' Equity
Current Liabilities
Current maturities of notes payable	$300,000	$300,000
Accounts payable	316,617	484,274
Accrued expenses	530,633	693,928
Deferred tuition revenue	184,634	197,408
Student deposits	390,856	536,906
LLC tax payable	6,000	11,790
Deferred rent	-	28,422
Total current liabilities	1,728,740	2,252,728
Long-Term Liabilities
Deferred rent	24,015	492,507
Total long-term liabilities	24,015	492,507
Total liabilities	1,752,755	2,745,235
Members' Equity	6,012,502	6,266,209
Total liabilities and members' equity	$7,765,257	$9,011,444

The accompanying notes are an integral part of these statements.

Educacion Significativa, LLC

dba United States University

Statements of Operations

Years Ended December 31, 2016 and 2015

	2016	2015
Revenues	$4,338,058	$5,045,643

Costs of Expenses
Cost of instruction	1,940,480	2,041,216
Advertising & marketing	982,265	1,553,444
Facilities	953,192	1,311,282
General and administrative	4,525,221	5,667,134
Bad debt expense	435,692	372,181
Depreciation and amortization	262,952	246,211
Total costs and expenses	9,099,802	11,191,468
Loss from Operations	(4,761,744)	(6,145,825)

Other Income (Expense)
Interest expense	(19,118)	(20,004)
Legal settlements	-	(137,500)
Gain (Loss) from lease termination	510,219	(134,093)
Loss from abandonment of leasehold improvements	-	(14,432)
Other income	267,936	96,650
Total other expense	759,037	(209,379)
Loss Before Provision for Income Taxes	(4,002,707)	(6,355,204)
Provision from Income Taxes	6,000	12,590
Net Loss	$(4,008,707)	$(6,367,794)

The accompanying notes are an integral part of these statements.

Educacion Significativa, LLC

dba United States University

Statements of Changes in Members’ Equity

Years Ended December 31, 2016 and 2015

					Additional
	Preferred	Preferred	Preferred	Common	Paid-in	Accumulated
	A Units	B Units	C Units	Units	Capital	Deficit	Total

Balance, December 31, 2014	$1,555,000	$1,300,000	$24,835,348	$6,145,025	$1,393,124	$(28,144,494)	$7,084,003
Subscribed Member Unit	-	-	3,000,000	-	-	-	3,000,000
Capital contributions	-	-	2,550,000	-	-	-	2,550,000
Net Loss	-	-	-	-	-	(6,367,794)	(6,367,794)
Balance, December 31, 2015	1,555,000	1,300,000	30,385,348	6,145,025	1,393,124	(34,512,288)	6,266,209
Subscribed Member Unit	-	-	2,400,000	-	-	-	2,400,000
Capital contribution	-	-	1,355,000	-	-	-	1,355,000
Net Loss	-	-	-	-	-	(4,008,707)	(4,008,707)
Balance, December 31, 2016	$1,555,000	$1,300,000	$34,140,348	$6,145,025	$1,393,124	$(38,520,995)	$6,012,502

The accompanying notes are an integral part of these statements.

Educacion Significativa, LLC

dba United States University

Statements of Cash Flows

Years Ended December 31, 2016 and 2015

	2016	2015
Reconciliation of Net Loss to Net Cash Flows From Operating Activities
Net Loss	$(4,008,707)	$(6,367,794)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	262,952	246,211
Bad debt allowance expense	435,692	372,181
Deferred rent	13,305	(395,849)
(Gain) loss from abandonment of leasehold improvements	-	14,432
(Gain) loss from lease termination	(510,219)	134,093
(Increase) decrease in:
Accounts receivables	(107,624)	(321,727)
Prepaid expenses	77,476	(123,345)
Deposits	88,230	160,000
Increase (decrease) in:
Accounts payable	(167,657)	(57,413)
Accrued expenses	(163,295)	164,586
Student credit balances	(146,050)	377,331
Taxes payable	(5,790)	11,790
Deferred tuition revenue	(12,774)	9,455
Net cash used by operating activities	$(4,244,461)	$(5,776,049)

Cash flows from investing activities
Purchases of property and equipment	(160,180)	(26,154)
Net cash used by investing activities	(160,180)	(26,154)

Cash flows from financing activities
Proceeds from subscriptions receivable	3,000,000	2,935,000
Capital contribution	1,355,000	2,550,000
Net cash provided by financing activities	4,355,000	5,485,000

Net decrease in cash and cash equivalents	(49,641)	(317,203)
Cash and cash equivalents at beginning of year	142,097	459,300
Cash and cash equivalents at end of year	$92,456	$142,097

Supplemental Information
Cash paid during the year for:
Taxes	$-	$5,706
Interest	$1,191	$1,772

Non-cash investing and financing activities:
Subscriptions receivable	$2,400,000	$3,000,000

The accompanying notes are an integral part of these statements.

Educacion Significativa, LLC

dba United States University

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

Note 1. Summary of Significant Accounting Policies

Corporation Activities

Educacion Significativa, LLC dba United States University, (the University) is a Delaware Limited Liability Company engaged in the business of operating a private post-secondary institution in San Diego California. The University offers Bachelor of Arts, Bachelor of Science, and Master of Science degrees, as well as a number of certificate and credential programs. The University is accredited by WASC Senior College and University Commission (WSCUC).

Revenue Recognition

Revenues are derived primarily from tuition on courses taught on the University’s campus. Revenues are recognized on a straight-line basis over the term of the students’ instruction. As of fiscal year end, all instructional programs are complete and deferred tuition revenue represent tuition invoiced in advance of the spring term, which starts the first month of the new fiscal year.

Cash and Cash Equivalents

For purposes of the statement of cash flows, demand deposits, currency and certificates of deposit with an original maturity of three months or less, are considered cash equivalents.

Accounts Receivable

The University extends unsecured credit for tuition to a significant portion of the students who are in attendance. The University’s accounts receivable consist of balances due from student tuition contracts. An allowance for estimated uncollectible accounts receivable is recorded based on past experience. The University reviews its past due balances, and accounts deemed uncollectible are written-off.

Financial Statement Presentation

Certain accounts for 2015 have been reclassified to conform to the current year presentation. The reclassifications have no effect on the net loss for 2015.

Intangibles

Goodwill represents the excess of purchase price over the fair market value of net assets acquired in the purchase of the University’s operations from InterAmerican College. Goodwill has an indefinite life and is not amortized. Alternatively, goodwill is tested annually for impairment.

Other intangibles represent accreditation, regulatory approvals and BRN nursing licenses that are deemed to have indefinite useful lives and accordingly are not amortized and are tested annually for impairment.

Student relationships were amortized on a straight-line basis over fifteen months while curriculum was amortized over twenty-four months.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Educacion Significativa, LLC

dba United States University

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

Note 1. Summary of Significant Accounting Policies (Continued)

Advertising

The University expenses advertising costs as incurred.

Property & Equipment

Property and equipment are carried at cost. Depreciation is recorded using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Office equipment	5 years
Classroom equipment	5 years
Computers equipment	5 years
Automobiles	5 years
Software	5 years
Leasehold improvements	5 to 6 years

Income Taxes

The University is a limited liability company and is treated as a partnership for federal and state income tax purposes. Therefore, earnings and losses from the University are included in the individual income tax returns for the partners and taxed accordingly. However, the University is required to pay an annual gross receipts fee and tax for its operations in California.

The University’s income tax filings for 2012, 2013 and 2015 are subject to examination, generally for three years after they are filed.

Subsequent Events

Management has evaluated subsequent events through May 30, 2017, the date of which the financial statements were available to be issued.

Note 2. Property and Equipment

Property and equipment consisted of the following as of December 31:

	2016	2015
Office equipment	$149,322	$137,290
Classroom equipment	197,599	92,317
Computer equipment	528,451	549,082
Leasehold improvements	-	694,926
Automobile	15,688	15,688
Software	164,309	164,309
Other	-	26,778
	1,055,369	1,680,390
Less: accumulated depreciation	(854,790)	(1,377,039)
	$200,579	$303,351

Depreciation expense for the years ended December 31, 2016 and 2015 was $262,952 and $246,211 respectively.

Educacion Significativa, LLC

dba United States University

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

Note 3. Intangible Assets

Intangible assets as of December 31 consisted of the following:

	2016	2015
Goodwill	$925,334	$925,334
Nursing licenses (BRN)	250,000	250,000
Accreditation and regulatory approval	3,330,000	3,330,000
Intangibles with indefinite life	4,505,334	4,505,334
Student Relations	50,000	50,000
Curriculum	85,000	85,000
Intangibles with definite life	135,000	135,000
Less: accumulated amortization	(135,000)	(135,000)
	-	-
Total intangible assets	$4,505,334	$4,505,334

There is no Amortization expense for the years ended December 31, 2016 and December 31, 2015.

Note 4. Long-Term Liabilities

Long-term liabilities consisted of the following:

	2016	2015
Note payable to InterAmerican College (terms modified), non-interest bearing through June 1, 2012. After June 1, 2012 interest accrues at 6% simple interest, requires payments of $100,000 plus accrued interest on June 1, 2015, December 1, 2015 and June 1, 2016. Note is related to the University’s acquisition of its operations in December 2009.	$300,000	$300,000
	300,000	300,000
Less: current maturities	300,000	300,000
Total long term liabilities	$-	$-

Aggregate maturities of long-term liabilities are as follows:

Year ended December 31,
2017	$300,000
Thereafter	-
$300,000

Note 5. Operating Leases

Operating Lease Commitments

The University entered into a non-cancelable operating lease for a facility in Mission Valley, California that started July 1, 2016 and expires in July 1, 2021. As of December 31, 2016 the lease requires monthly rental payments of $51,270 with future annual increases of approximately 3% per year.

It is the University’s policy to expense the cost of its facilities operating leases evenly over term of the lease agreements. The difference between the rent expense recorded and amount paid is reflected as deferred rent in the accompanying balance sheet.

Educacion Significativa, LLC

dba United States University

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

Note 5. Operating Leases (Continued)

Operating Lease Commitments (Continued)

Future minimum lease payments over the remaining terms of the non-cancelable leases as of December 31, 2016, are as follows:

Year ending December 31,
2017	$624,468
2018	643,200
2019	662,496
2020	682,374
2021	702,846
Thereafter	356,616
$3,672,000

Rental lease expense, including common area maintenance fees, for the years ended December 31, 2016 and 2015 was $820,507 and $1,133,640 respectively.

Operating Lease Terminations

Chula Vista Campus Lease Termination

In May 2011, the University entered into a non-cancelable operating lease for a facility in Chula Vista, California which required monthly rental payments of $48,303 with future annual increases of approximately 3.5% per year through January 2022. On May 23, 2016, the University entered into a lease termination agreement with the landlords of the Chula Vista facility that was effective July 1, 2016. As of July 1, 2016, the Company had $510,219 in unamortized deferred rent which was adjusted off the financial statements, resulting in a $510,219 gain from lease termination for the year ended December 31, 2016.

Cypress Campus Lease Termination

In April 2010, the University entered into a lease for instructional and administrative space in Cypress, California which required monthly rental payments of $71,023. On February 15, 2016, the University entered into a lease termination agreement with the landlords of the Cypress facility. In exchange for $90,000, forfeiture of Company’s $160,000 security deposit and the facility being leased to a new tenant, the landlord agreed to terminate the lease effective June 27, 2015. As of the date of the termination, the Company had $202,950 in unamortized deferred rent and incurred an additional $87,043 in other fees associated with the termination. Overall, the Company loss from the terminated lease totaled $134,093 for the year ended December 31, 2015.

Note 6. Concentration of Credit Risk and Regulatory Considerations

Uninsured Cash Balances

The University maintains all of its cash in one bank that is insured by FDIC for up to $250,000. As of December 31, 2016 the University had no deposits in excess of FDIC.

Concentration of Revenues

The University is an eligible proprietary institution that participates in Federal Student Financial Assistance Programs (Title IV). In order to continue eligibility in these programs, the institution must meet the “90/10 rule.” This means that no more than 90 percent of the Institution’s revenue for a fiscal year may be derived from Title IV programs; at least 10 percent must come from non-Title IV program funds. The University received 45.66% of its funding from Title IV and 54.34% from non Title IV for the year ended December 31, 2016.

Educacion Significativa, LLC

dba United States University

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

Note 6. Concentration of Credit Risk and Regulatory Considerations (Continued)

Composite Score

Institutions participating in Title IV programs are required to demonstrate financial responsibility. The Department of Education determines an institution’s financial responsibility through the calculation of a composite score based upon certain financial ratios as defined in regulations. Institutions receiving a composite score of 1.5 or greater are considered financially responsible. Institutions receiving a composite score between 1.0 and 1.4 are subject to additional monitoring and institutions receiving a score below 1.0 may be required to submit financial guarantees in order to continue participation in the Title IV programs. For the year ended December 31, 2016, the University’s composite score was 1.7.

Note 7. Subscriptions Receivable

In order to meet the continued operating commitments of the University and comply with the Department of Education’s financial responsibility ratios, the University’s Preferred C investor entered into an agreement with the University and committed to contribute an additional $2,400,000 and $3,000,000 in cash equity or subscriptions at December 31, 2016 and December 31, 2015 respectively. As of May 19, 2017 $1,480,000 of the 2016 commitment had been received and balance of $920,000 was collateralized with 922,474 Preferred C Units of the subscribers/shareholder investment in the University. The 2015 commitment was collateralized and was received in full August, 2016.

Note 8. Members’ Equity

The limited liability company operating agreement, as amended December 4, 2013, authorizes the University to issue interest in the University in the form of five classes of ownership interest, Common Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Junior Preferred Units.

There are 6,750,000 authorized and issued Common Units as of December 31, 2016 and December 31, 2015. Common Units are entitled to their allocable interest of profits and losses as well as all distributions from the University. Common Units have voting rights and the authority to manage the University’s operations.

There are 250,000 issued Series A Preferred Units. The Preferred Units are non- voting with a 4% preferred return accrued daily from December 1, 2009 to June 1, 2011 and 6% after June 1, 2011. When the University declares distributions or liquidates, Series A Preferred Units have preferred distribution and liquidation preference equal to the amount of unpaid return plus the original Capital ($1,555,000) and is not entitled to any further distribution. The University may, at any time, redeem the preferred units for the amount of unpaid preferred return plus the unreturned original capital. As of December 31, 2016, there was 614,324 in cumulative preferred returns in arrears on the Series A Preferred Units, and no distributions have been declared by the University.

Each Series A Preferred Unit can be convertible, at the option of the preferred member, at any time after December 1, 2013, into one non-voting Common Unit. Within thirty days of such notice, the University may redeem the Preferred Units in lieu of conversion.

There are 1,300,000 Series B Preferred Units. The Preferred B Units are non- voting with an 18% preferred return accrued daily, compounded annually. When the University declares distributions or liquidates, Series B Preferred Units have preferred distribution and liquidation preference equal to the amount of unpaid return plus the original Capital ($1,300,000) and is not entitled to any further distribution. The University may, at any time, redeem the preferred units for the amount of unpaid preferred return plus the unreturned original capital. As of December 31, 2016, there was $1,763,552 in cumulative preferred returns in arrears on the Series B Preferred Units, and no distributions have been declared by the University. The Series B Preferred Member distributions are subordinated to Series A & C Preferred Unit preference distributions and liquidations.

Educacion Significativa, LLC

dba United States University

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

Note 8. Members’ Equity (Continued)

There are 6,750,000 in Series C Preferred Units. The Series C Preferred Units have a preferred distribution and liquidation preference equal to the amount of the original Capital ($31,895,000) plus two times their aggregate Series C Preferred Capital Contribution made to the University. After all preferred distributions are made; any remaining distributable balances are shared on a proportional basis between Series C Preferred Members and Common Members.

There are 750,000 Junior Preferred Units. The Junior Preferred Units are non- voting and are entitled to a distribution and liquidation preference equal to unreturned capital ($6,145,025) and is not entitled to any further distribution.

Profits, losses, credits and deductions of the University for any period will be allocated among the members in such a manner so as to reflect distributions that would be made to members if the University dissolved on the last day of such period (its affairs wound up, its assets sold for amounts equal to their fair market values, and taking into account distributions and contributions made during the period).

Note 9. Related Party Transactions

Significant Federation, LLC

Significant Federation, LLC (SigFed), former Common Unit Member and now Junior Preferred Member, is a company specializing in forming strategic alliances with post-secondary institutions.

As part of the Chula Vista facility operating lease agreement (see Note 5), the landlord agreed to provide the University an allowance of $901,380 in tenant improvements with any excess to be absorbed by the University. The final cost of the improvements was $1,500,575 of which the University paid $399,195 and the balance of $200,000 ($1,500,575 - $901,380 - $399,195) was converted into a promissory note entered into between the landlord and SigFed. The note required monthly interest and principal payments of $3,867 and as of December 31, 2016 SigFed had an unpaid principal balance of $0 and $22,482 as of December 31, 2015.

In July 2014, Sigfed converted it’s Common Units for Preferred Junior Units and is no longer in control of the University. The University serviced the Chula Vista facility tenant improvement promissory note on behalf of SigFed and charged the payments to rent expense.

Other Related Party Transactions

As of December 31, 2016 and December 31, 2015, the University has a note payable to InterAmerican College, seller and Series A Preferred Member (See Note 4). As of December 31, 2016 and 2015 the University respectively owed $64,500 and $82,500 in accrued interest on this note.

Note 10. Employee Retirement Plan

The University maintains a defined contribution plan as defined under Section 401(k) of the U.S. Internal Revenue Code covering substantially all employees. Employees are eligible to make contributions to the plan after 90 days of service. The University, in its own discretion, may contribute to eligible employees as of the end of the plan year. Employees fully vest in the employer’s contribution after three years of services. The University did not make any discretionary contributions for the years ended December 31, 2016 and December 31, 2015.

Educacion Significativa, LLC

dba United States University

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

Note 11. Going Concern

As shown on the accompanying financial statements, for the years ended December 31, 2016 and December 31, 2015 the University incurred substantial losses of $4,008,707 and $6,367,794 respectively. Cumulative losses over the last few years have resulted in a net accumulated deficit of $38,520,995 as of December 31, 2016. These factors create a substantial doubt about the University’s ability to continue as a going concern for the year following the date the financial statements are available to be issued.

University’s management has evaluated these conditions and has received a capital commitment of $2,400,000 from its Series C Member. In addition to the capital commitment and to address the University’s financial stability, management has taken, or is taking the following actions:

Management has announced plans to be acquired by Aspen Group, Inc., a publicly listed company. The University will benefit from Aspen’s vertically integrated marketing function and its internally developed integrated software platforms. In advance of the closing date, the University has engaged Aspen’s marketing, enrollment and technology functions as a third party vendor. The University expects to see marked increase in effective advertising and new enrollment conversion rates. The University has reduced the tuition rates in several of its graduate level programs as well as introduced a monthly payment plan option.

Management believes this will drive up new enrollments and encourage larger more efficient class sizes. The impact to the existing student body will be nominal as a result of the low enrollment in the impacted programs.

At the end of 2016, the University received approval from its accrediting body, WSCUC, to offer the Master of Science in Nursing – Family Nurse Practitioner Program fully on-line. Previously the program was operated as an on-campus program. The sub change will allow the University better access to students outside of the Southern California region.

The University has recently had two reductions in force in June 2016 and February 2017. These actions have resulted in annualized cost savings of over $1,000,000.

During November 2016, the university entered into an outsourced program management (OPM) agreement with a third party, DeXL. The agreement is a revenue share arrangement and includes the Bachelor of Arts in management and the Bachelor of Science in health science programs. New technology and improved curriculum design has been launched and the University will continue to place a focused enrollment emphasis on these programs. This partnership is expected to generate approximately $150,000 of operating income in its first year and become more profitable thereafter.

As a result of the third party marketing arrangement with Aspen, Inc. and the lowered tuition, the University expects net enrollments to increase by 550 students and revenue to increase 24% from the prior year.

After the acquisition closing, revenue is expected to grow between 59% - 68% during the next three years and achieve operating margins of between 5% - 18%.

The ability of the University to continue as a going concern is dependent on management’s ability to successfully implement its plan. The financial statements do not include any adjustments that might be necessary if the University is unable to continue as a going concern.

Educacion Significativa, LLC

dba United States University

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

Note 12. Subsequent Events

Litigation

On February 27, 2017 a complaint was filed in the Superior Court of California, County of San Diego by Dr. Maria Viramontes de Marin and Raymundo Marin, naming IAC Funding, LLC and United States University, LLC as defendants for an alleged breach of contract. The allegations relate to 2017 and no accrual for the matter has been recorded. Additionally, while the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on our financial position, results of operations or cash flows.

Sale of University

On May 13, 2007, a Definitive Agreement was entered into in which Aspen Group, Inc. agreed to acquire all of the assets of Educacion Significativa, LLC and substantially all of its operating liabilities. The total purchase price is $9 million and is payable with $4.5 million in Aspen Group common stock, $2.5 million in cash at closing and the remaining $2 million in the form of an 8% convertible note.

SUPPLEMENTARY INFORMATION

EDUCACION SIGNIFICATIVA, LLC dba

UNITED STATES UNIVERSITY

SUPPLEMENTARY INFORMATION

(Information Required by the U.S. Department of Education)

December 31, 2016

Institution’s Calculation of 90/10 Revenue Test

Educacion Significativa, LLC dba United States University (the Institution) derives a substantial portion of its revenues from Student Financial Aid (SFA) received by its students under the Title IV programs administered by the U.S. Department of Education pursuant to the Higher Education Act of 1965, as amended (HEA). To continue to participate in the SFA programs, the Institution must comply with the regulations promulgated under HEA. The regulations restrict the proportion of cash receipts for tuition and fees from eligible programs to not more than 90 percent from the Title IV programs. The failure of the Institution to meet the 90 percent limitation could result in the loss of the Institution’s ability to participate in SFA programs. For the year ended December 31, 2016, the Institution’s 90/10 revenue test percentages were computed as follows:

Adjusted Student Title IV Revenue
Subsidized Loans	$301,740
Unsubsidized Loans	1,632,094
Federal Pell Grants	249,157
FSEOG	4,695
Federal Workstudy	-
Student Title IV Revenue	2,187,686
Revenue Adjustments	(405,222)
Adjusted Student Title IV Revenue	$1,782,464

Student Non‐Title IV Revenue
Student payments	$1,881,725
Funds provided for student under contractual agreements with governmental agencies for the purpose of job training	239,800
Student Non‐Title IV Revenue	$2,121,525
Revenue From Other Sources
Revenue From Other Sources	$-
Total Qualifying Revenues Generated by Institution	$3,903,989
Percentage of Adjusted Student Title IV Revenue	45.66%

EDUCACION SIGNIFICATIVA, LLC

DBA UNITED STATES UNIVERSITY

SUPPLEMENTARY INFORMATION

(Information Required by the U.S. Department of Education)

December 31, 2016

This information is required by the U.S. Department of Education and is presented for purposes of additional analysis and is not a required part of the basic financial statements.

Related Party Transactions

Educacion Significativa, LLC dba United States University (the Institution) participates in Student Financial Aid (SFA) under the Title IV programs administered by the U.S. Department of Education pursuant to the higher Education Act of 1965, as amended (HEA). The institution must comply with the regulations promulgated under HEA. Those regulations require that all related party transactions be disclosed, regardless of their materiality to the financial statements.

Note 9 to the financial statements, Related Party Transactions, discloses all related party transactions required under the above described requirements.

The information is required by the U.S. Department of Education and is presented for purposes of additional analysis and is not a required part of the basic financial statements.

INDEPENDENT AUDITORS’ REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

AND ON COMPLIANCE AND OTHER MATTERS BASED ON

AN AUDIT OF FINANCIAL STATEMENTS PERFORMED

IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS

To the Board of Directors

dba United States University

San Diego, California

We have audited, in accordance with the auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, the financial statements of Educacion Significativa, LLC dba United States University, which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements, and have issued our report thereon dated May 30, 2017.

Internal Control over Financial Reporting

In planning and performing our audit of the financial statements, we considered Educacion Significativa, LLC dba United States University’s internal control over financial reporting (internal control) to determine the audit procedures that are appropriate in the circumstances for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of Educacion Significativa, LLC dba United States University’s internal control. Accordingly, we do not express an opinion on the effectiveness of the Organization’s internal control.

A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

Our consideration of internal control was for the limited purpose described in the first paragraph of this section and was not designed to identify all deficiencies in internal control that might be material weaknesses or significant deficiencies. Given these limitations, during our audit we did not identify any deficiencies in internal control that we consider to be material weaknesses. However, material weaknesses may exist that have not been identified.

Compliance and Other Matters

As part of obtaining reasonable assurance about whether Educacion Significativa, LLC dba United States University’s financial statements are free from material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

Purpose of this Report

The purpose of this report is solely to describe the scope of our testing of internal control and compliance and the results of that testing, and not to provide an opinion on the effectiveness of the organization’s internal control or on compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the organization’s internal control and compliance. Accordingly, this communication is not suitable for any other purpose.

May 30, 2017